UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2006
GENITOPE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50425 (Commission File Number)	77-0436313 (I.R.S. Employer Identification No.)
525 Penobscot Drive
Redwood City, California 94063
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (650) 482-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.
MyVax® Personalized Immunotherapy Pivotal Phase 3 Clinical Trial Update
     Genitope Corporation’s independent Data Safety Monitoring Board, or DSMB, met on March 20, 2006 to review safety data from the company’s pivotal Phase 3 (2000-03) clinical trial to evaluate the safety and efficacy of the company’s lead product candidate, MyVax® personalized immunotherapy, in patients with previously untreated follicular non-Hodgkin’s lymphoma. This clinical trial is designed to evaluate whether a statistically significant increase in progression-free-survival is observed in patients receiving MyVax® personalized immunotherapy as compared to patients receiving the control substance. After reviewing safety data from all 287 randomized patients in the Phase 3 clinical trial, the DSMB noted no concerns and recommended that the trial continue as planned. We currently anticipate that the next planned interim analysis of data from our Phase 3 clinical trial for efficacy will occur in mid 2006.
     In addition to the DSMB’s recommendation, Genitope Corporation communicated Follicular Lymphoma International Prognostic Index, or FLIPI, scores and demographic and baseline disease characteristics for the 287 randomized patients to all the Phase 3 clinical sites. The following table provides data summarizing demographic and baseline disease characteristics of the 287 randomized patients in the Phase 3 clinical trial. All data provided in the tables below are blinded as to the treatment group to which a patient belongs.

Characteristic	Total (287 patients)
Age (years)
Mean	51.0
Standard Deviation (SD)	10.9
Standard Error of the Mean (SEM)	0.6
Median	50
<60 years	215 (74.9%)
>=60 years	72 (25.1%)
Gender
Male	140 (48.8%)
Female	147 (51.2%)
Race
Asian	2 (0.7%)
Black	4 (1.4%)
Hispanic	6 (2.1%)
White	275 (95.8%)
Duration of Disease Since First Diagnosis (months)
<=12	215 (74.9%)
>12 - <=24	32 (11.1%)
>24	40 (13.9%)
Mean	11.4
SD	20.55
SEM	1.21
Median	3.4
Histology and Degree of Large B-Cell Involvement
Follicular Grade 1	169 (58.9%)
Follicular Grade 2	100 (34.8%)
Follicular Grade 3	17 (5.9%)
Unknown/Missing	1 (0.3%)

Characteristic	Total (287 patients)
Disease Stage
Stage III	111 (38.7%)
Stage IV	176 (61.3%)
International Prognostic Index Score at Screening
1 - 2	252 (87.8%)
3 - 4	25 (8.7%)
Not Determined	10 (3.5%)
Number of Weeks from Last Dose of CVP** Chemotherapy to Randomization Mean	26.6
SD	1.57
SEM	0.09
Median	26.4
     **cyclophosphamide, vincristine, and prednisone
The Follicular Lymphoma International Prognostic Index or “FLIPI” has become a standard method to describe prognostic risk for follicular lymphoma patients. Although FLIPI was introduced after the beginning of this Phase 3 clinical study, the parameters used to calculate FLIPI were collected as part of patients’ baseline study evaluations. Pre-chemotherapy FLIPI scores for the randomized patients are summarized below.

	Number of
FLIPI Risk Category for 287 Patients	Patients	Percent
Low (0-1)	28	9.8%
Intermediate (2)	152	53.0%
High (>=3)	102	35.5%
Unknown/pending	5	1.7%
     This report contains “forward-looking” statements. For this purpose, any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause Genitope Corporation’s results to differ materially from those indicated by these forward-looking statements, including, without limitation, risks related to the progress, timing and results of the company’s clinical trials, including the fact that neither the DSMB determination that the trial should continue nor the FLIPI scores is indicative of any results of the ongoing Phase 3 clinical trial and that failure can occur at any stage of testing, and other risks detailed in Genitope Corporation’s filings with the Securities and Exchange Commission, including under the heading “Risk Factors” in the prospectus supplement and accompanying prospectus filed by Genitope Corporation with the Securities and Exchange Commission on February 8, 2006. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this report. All forward-looking statements are qualified in their entirety by this cautionary statement, and Genitope Corporation undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Genitope Corporation
Dated: March 30, 2006	By:	/s/ John Vuko
John Vuko
Vice President, Finance and Chief Financial Officer